Kentucky USA Energy, Inc. Announces
Closing of a $2.5 Million Private Placement

London, KY May 29, 2008: Kentucky USA Energy, Inc. (OTCBB: KYUS), a natural gas exploration and production company, announced today that the Company has completed a private placement of an 8% senior secured convertible note (with a conversion price of $1.50 per share) and warrants to purchase 2,500,000 shares of the Company’s common stock (exercisable at $1.50 per share), to one institutional investor for aggregate gross proceeds of $2.5 million. The Company plans to use the proceeds of the financing to begin drilling at one or more of the five locations that it has identified for its initial wells, and for general working capital purposes.

“Completing this financing transaction positions us to advance forward with our strategic initiative,” said Steven Eversole, CEO of Kentucky USA Energy. "We believe Kentucky USA Energy has a unique opportunity in the oil and gas sector. The Company's strategy together with its experienced management team positions it well for future growth."

For further disclosure relating to this private placement, please refer to our Form 8-K filed with the Securities and Exchange Commission, at http://www.sec.gov/.

This press release does not constitute an offer to sell, or a solicitation of an offer to purchase, any of the foregoing securities. The foregoing securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and such securities may not be offered or sold within the United States or to or for the account or benefit of U.S. persons unless registered under the Securities Act and any applicable state securities laws or an exemption from such registration is available.

About Kentucky USA Energy, Inc.
Headquartered in London, KY, Kentucky USA Energy, Inc. engages in the acquisition, exploration, and development of oil and natural gas resource properties, with a primary focus on shale gas in the Illinois Basin in Western Kentucky. The company is a growing independent energy company with the experience and technological expertise to develop the plentiful gas resources of the Illinois Basin’s New Albany Shale.

More information about the Company may be found at www.kusaenergy.com

Forward-Looking Statements
Certain statements in this news release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. Words such as "expects", "intends", "plans", "may", "could", "should", "anticipates", "likely", "believes" and words of similar import also identify forward-looking statements. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management. Actual results may differ materially from those currently anticipated due to a number of factors which may be beyond the reasonable control of Kentucky USA Energy, including, but not limited to, the availability and pricing of additional capital to finance operations, including the drilling of its initial gas wells, longer term drilling programs and additional leasehold acquisitions, the viability of the shale gas fields in the Illinois Basin in western Kentucky, the ability of Kentucky USA Energy to build and maintain a successful operations infrastructure and to effectively drill and develop producing wells, the successful negotiation and execution of cost-effective third-party gas drilling and distribution agreements, the continued commitment of drill rig operators and future economic conditions and energy prices. Readers are urged not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release. Additional information on risks and other factors that may affect the business and financial results of Kentucky USA Energy can be found in the filings of Kentucky USA Energy with the U.S. Securities and Exchange Commission.

Contact Information
Kentucky USA Energy, Inc.
Sam Winer
sam@kusaenergy.com
Ph: 606-878-5987

Investor Relations
Corporate Evolutions, Inc.
Ph: 516-482-0155
Toll Free: 877-482-0155
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www.corporateevolutions.com